                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 25, 2002


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                           1-13087               04-2473675
(State or other jurisdiction       (Commission file  number)      (IRS employer
     of incorporation)                                          identification no.)

                        111 HUNTINGTON AVENUE, SUITE 300
                        BOSTON, MASSACHUSETTS 02199-7610
               (Address of principal executive offices) (Zip Code)


                                 (617) 236-3300
              (Registrant's telephone number, including area code)

         Boston Properties, Inc. (the "Company") hereby amends its Current Report on Form 8-K dated September 25, 2002, filed with the Securities and Exchange Commission on October 8, 2002 and as amended on Form 8-K/A filed with the Securities and Exchange Commission on December 4, 2002, to (i) update Item 5 below to describe the closing of an offering of unsecured senior notes and (ii) amend Item 7 in its entirety to update required financial statements, pro forma financial information and certain exhibits.

ITEM 5.  OTHER EVENTS

         On November 22, 2002, the Company disposed of One and Two Independence Square, two Class A office properties consisting of approximately 900,000 square feet located in Washington, D.C. for gross proceeds of approximately $345.0 million. The Company used the net proceeds to repay the mortgage financing related to these properties totaling approximately $189.1 million and to pay down other unsecured indebtedness.

         On December 13, 2002, Boston Properties Limited Partnership, the Company's operating partnership, closed an offering of $750 million in aggregate principal amount of its 6.25% senior unsecured notes due 2013 (the "Offering"). The notes were priced at 99.65% of their face amount to yield 6.296%.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements under Rule 3-14 of Regulation S-X:

         Combined Statements of Revenue over Certain Operating Expenses of 399 Park Avenue for the period from January 1, 2002 through September 24, 2002 (unaudited) and for the year ended December 31, 2001.

(b)      Pro Forma Financial Information:

         Pro Forma Consolidated Balance Sheet as of September 30, 2002 (unaudited).

         Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002 (unaudited) and for the year ended December 31, 2001 (unaudited).

(c)      Exhibits

         EXHIBIT NO.
 4.1     Indenture, dated as of December 13, 2002, by and between Boston
         Properties Limited Partnership and The Bank of New York, as Trustee.

 4.2 Supplemental Indenture No. 1, dated as of December 13, 2002, by and between Boston Properties Limited Partnership and The Bank of New
         York, as Trustee, including a form of the 6.25% Senior Note due 2013.

23.1     Consent of PricewaterhouseCoopers LLP.

99.1 Purchase and Sale Agreement, dated as of August 28, 2002, by and between Citibank, N.A. and BP 399 Park Avenue LLC. *

99.2     Credit Agreement, dated as of September 25, 2002, by and among BPLP, BP
         399 Park Avenue LLC, certain other BPLP subsidiaries, and the banks and others that are parties thereto. *

-------------------------------
*Previously filed.

                               S I G N A T U R E S

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2002


                                           BOSTON PROPERTIES, INC.

                                           By: /s/ Douglas T. Linde
                                               ---------------------
                                               Douglas T. Linde
                                               Chief Financial Officer

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Boston Properties, Inc.:

We have audited the accompanying combined statement of revenue over certain operating expenses (the "Statement") of 399 Park Avenue (the "Property") for the year ended December 31, 2001. This Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Boston Properties, Inc. dated September 25, 2002) as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2), of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

November 22, 2002

                                 399 PARK AVENUE
         COMBINED STATEMENTS OF REVENUE OVER CERTAIN OPERATING EXPENSES

                                 (in thousands)

                                                      For the period from         For the
                                                     January 1, 2002 through     year ended
                                                       September 24, 2002     December 31, 2001
                                                     -----------------------  -----------------
                                                          (Unaudited)
Revenue (Note 2):
          Base rent                                          $50,897              $37,035
          Recoveries from tenants                              1,361                1,688
                                                             -------              -------
                                                              52,258               38,723
                                                             -------              -------
Certain operating expenses (Note 2):

          Repairs and maintenance                              4,428                4,685
          Janitorial and cleaning                              2,775                3,519
          Security                                               891                1,208
          Utilities                                            2,639                3,944
          General and administrative                             391                1,111
          Insurance                                              199                  269
          Real estate taxes                                   10,026               13,151
                                                             -------              -------
                                                              21,349               27,887
                                                             -------              -------
Excess of revenue over certain operating expenses            $30,909              $10,836
                                                             =======              =======

        The accompanying notes are an integral part of these statements.

                                 399 PARK AVENUE
                   NOTES TO THE COMBINED STATEMENTS OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES

1. DESCRIPTION OF THE PROPERTY

   The accompanying combined statements of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 1.7 million square foot Class A office tower known as 399 Park Avenue (the "Property"), which was operated as two separate condominium units, located in New York City, New York. On September 25, 2002, the Property was acquired by Boston Properties, Inc. (the "Company") through its subsidiary Boston Properties Limited Partnership from Citibank, N.A. ("Citibank"). Citibank occupies approximately 696,000 square feet of space at the Property at September 30, 2002.

   Total consideration for the acquisition was approximately $1.06 billion, which was financed with a $1.0 billion unsecured bridge loan, and the balance with cash.

2. BASIS OF ACCOUNTING

   The accompanying Statement has been prepared on the accrual basis of accounting but is not representative of the actual operations of the Property for the periods shown. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes revenue attributable to the Citibank owner-occupied space in condominium unit two and certain historical expenses not comparable to the operations of the Property after acquisition such as certain ancillary income, amortization, depreciation, interest, certain owner occupant expenses, corporate expenses and certain other costs not directly related to the future operations of the Property.

3. SIGNIFICANT ACCOUNTING POLICIES

      RENTAL REVENUE

         Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $64,000 and $4,585,000 for the year ended December 31, 2001 and for the period from January 1, 2002 through September 24, 2002 (unaudited), respectively.

      UNAUDITED INTERIM INFORMATION

         The Statement for the period from January 1, 2002 through September 24, 2002 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement (in accordance with the Basis of Accounting as described in Note 2) have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

      USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

   The office and retail space is leased to tenants under leases with terms that vary in length. Certain leases contain reimbursement clauses and renewal options. Minimum lease payments due under noncancelable operating leases in effect as of September 25, 2002 (unaudited), for the remainder of 2002 and annually thereafter are as follows:

                                 399 PARK AVENUE
                   NOTES TO THE COMBINED STATEMENTS OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES

                                                                  Amount  (1)
                                                              (in thousands)
                                                            --------------------
                      2002 (9/25/02 - 12/31/02)                    $  27,040
                      2003                                           110,804
                      2004                                           111,070
                      2005                                           110,700
                      2006                                           105,839
                      2007                                           100,820
                      Thereafter                                     966,544

(1) Includes the addition of minimum lease payments that Citibank will owe under terms of the lease agreement signed concurrent with the Company's acquisition of the Property.

As of September 25, 2002, two tenants occupied approximately 68% of the leasable square feet of the Property.

                             BOSTON PROPERTIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
            INTRODUCTION TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2002
                                   (Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the offering of unsecured senior notes by its operating partnership, Boston Properties Limited Partnership, and the application of the estimated net proceeds thereof (the "Offering") and the disposition of One and Two Independence Square, which occurred subsequent to September 30, 2002, had been consummated on September 30, 2002.

Such pro forma information is based on the historical Consolidated Balance Sheet of the Company as of that date, giving effect to the transactions described above. This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the nine months ended September 30, 2002 (unaudited). In management's opinion, all adjustments necessary to reflect the above transactions have been made.

The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated on September 30, 2002 nor does it purport to represent the future financial position of the Company.

                             BOSTON PROPERTIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                                     DISPOSITION OF
                                                                                      ONE AND TWO
                                                                    SEPTEMBER 30,     INDEPENDENCE       THE               PRO
                                                                        2002              SQUARE       OFFERING (G)       FORMA
                                                                    -------------    ---------------   ------------    ------------
                         ASSETS

Real estate:                                                        $  8,766,200    $   (145,674) (A)   $         --    $  8,620,526
       Less: accumulated depreciation                                   (836,418)         40,491  (A)             --       (795,927)
                                                                    ------------    ------------       ------------    ------------
              Total real estate                                        7,929,782        (105,183)                --       7,824,599

Cash and cash equivalents                                                 28,793              --                 --          28,793
Escrows                                                                   28,200             (41) (B)            --          28,159
Tenant and other receivables, net                                         48,716          (3,002) (B)            --          45,714
Accrued rental income, net                                               156,818          (3,151) (B)            --         153,667
Deferred charges, net                                                    148,435            (936) (C)         6,500         153,999
Prepaid expenses and other assets                                         38,752              --                 --          38,752
Investments in unconsolidated joint ventures                             101,819              --                 --         101,819
                                                                    ------------    ------------       ------------    ------------
           Total assets                                             $  8,481,315    $   (112,313)      $      6,500    $  8,375,502
                                                                    ============    ============       ============    ============
       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
       Mortgage notes and bonds payable                             $  4,422,692    $   (189,129)(D)   $         --    $  4,233,563
       Unsecured senior notes, net                                            --              --            747,375         747,375
       Unsecured bridge loan                                           1,000,000        (144,859)(E)       (740,875)        114,266
       Unsecured line of credit                                           44,000              --                 --          44,000
       Accounts payable and accrued expenses                              69,236          (2,526)(B)             --          66,710
       Dividends and distributions payable                                81,190              --                 --          81,190
       Interest rate contracts                                            15,115              --                 --          15,115
       Accrued interest payable                                           18,265            (220)(B)             --          18,045
       Other liabilities                                                  70,292          (1,254)(B)             --          69,038
                                                                    ------------    ------------       ------------    ------------
           Total liabilities                                           5,720,790        (337,988)             6,500       5,389,302
                                                                    ------------    ------------       ------------    ------------
Minority interests                                                       804,229          39,944 (F)             --         844,173
                                                                    ------------    ------------       ------------    ------------

Stockholders' equity:
       Excess stock, $.01 par value, 150,000,000 shares
           authorized, none issued or outstanding                             --              --                 --              --
       Common stock, $.01 par value, 250,000,000 shares
           authorized, 95,352,102 issued and 95,273,202
           outstanding                                                       953              --                 --             953
       Additional paid-in capital                                      1,977,560              --                 --       1,977,560
       Dividends in excess of earnings                                    (2,532)        185,731 (F)             --         183,199
       Treasury common stock, at cost                                     (2,722)             --                 --          (2,722)
       Unearned compensation                                              (3,355)             --                 --          (3,355)
       Accumulated other comprehensive loss                              (13,608)             --                 --         (13,608)
                                                                    ------------    ------------       ------------    ------------
           Total stockholders' equity                                  1,956,296         185,731                 --       2,142,027
                                                                    ------------    ------------       ------------    ------------
                   Total liabilities and stockholders' equity       $  8,481,315    $   (112,313)      $      6,500    $  8,375,502
                                                                    ============    ============       ============    ============

   The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                             NOTES TO THE PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2002
                                   (Unaudited)

(A) Represents the elimination of the net book value of One and Two Independence Square at September 30, 2002.

(B) Represents the elimination of the certain assets and liabilities of One and Two Independence Square at September 30, 2002.

(C) Represents the elimination of the net book value of deferred leasing and financing charges of One and Two Independence Square at September 30, 2002.

(D) Represents the repayment of the mortgage financing related to the disposition of One and Two Independence Square.

(E) Represents the partial pay down of the unsecured bridge loan using the excess proceeds from the sale of One and Two Independence Square after the repayment of the mortgage financing.

(F) Represents the net increase in and rebalancing of Stockholders' Equity and Minority Interests as a result of the sale of One and Two Independence Square.

(G) Reflects the offering of $750 million of unsecured senior notes due 2013, recorded at the aggregate issue price of 99.65% (before the payment of expenses related to the offering). The $2.6 million of debt discount will be amortized over the term of the notes. The following reflects the use of proceeds from the offering of unsecured senior notes:

                                                                                       (IN THOUSANDS)
Proceeds from the $750 million unsecured senior notes, net of $2.6 million debt
discount                                                                                      $747,375
Offering costs incurred in connection with the issuance of the unsecured senior
notes                                                                                           (6,500)
                                                                                      -----------------
Net proceeds used to pay down the unsecured bridge loan                                       $740,875
                                                                                      =================

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
       INTRODUCTION TO THE PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        For the nine months ended September 30, 2002 and the year ended
                               December 31, 2001
                                   (Unaudited)

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 are presented as if i) the acquisition on September 25, 2002 of 399 Park Avenue and related unsecured bridge financing, ii) the disposition on November 22, 2002 of One and Two Independence Square and related mortgage financing repayment and unsecured bridge financing repayment and iii) the Offering had occurred on January 1, 2001.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2001 and on Form 10-Q for the nine months ended September 30, 2002.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties' management is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2002 or for the year ended December 31, 2001, had the previously described transactions actually occurred on January 1, 2001 and the effect thereof carried forward through the nine month period ended September 30, 2002, nor do they purport to present the future results of operations of the Company.

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                  NINE MONTHS                    DISPOSITION OF
                                                                                     ENDED       ACQUISITION OF   ONE AND TWO
                                                                                  SEPTEMBER 30,    399 PARK     INDEPENDENCE
                                                                                      2002          AVENUE          SQUARE
                                                                                  -------------  -------------  --------------
   Revenue
       Rental:
           Base rent                                                                $ 713,447    $  84,366 (A)   $ (25,594)
           Recoveries from tenants                                                     87,080        1,361            (370)
           Parking and other                                                           37,610           --             (52)
                                                                                    ---------    ---------       ---------
               Total rental revenue                                                   838,137       85,727         (26,016)
       Hotel revenue                                                                   20,007           --              --
       Development and management services                                              9,440           --              --
       Interest and other                                                               4,804           --             (10)
                                                                                    ---------    ---------       ---------
               Total revenue                                                          872,388       85,727         (26,026)
                                                                                    ---------    ---------       ---------

   Expenses
       Operating:
           Rental                                                                     265,696       21,349          (6,427)
           Hotel                                                                       13,524           --              --
       General and administrative                                                      34,589           --              --
       Interest                                                                       199,539       24,965(B)      (13,489)(B)
       Depreciation and amortization                                                  132,274       13,276(C)       (2,896)(C)
       Net derivative losses                                                           10,413           --              --
       Loss on investments in securities                                                4,297           --              --
                                                                                    ---------    ---------       ---------
               Total expenses                                                         660,332       59,590         (22,812)
                                                                                    ---------    ---------       ---------
   Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gain on sale of land held for development, preferred dividend and
       discontinued operations                                                        212,056       26,137          (3,214)
   Minority interests in property partnerships                                          1,903           --              --
   Income from unconsolidated joint ventures                                            5,871           --              --
                                                                                    ---------    ---------       ---------
   Income before minority interest in Operating Partnership, gain on sale of land
       held for development, preferred dividend and discontinued operations           219,830       26,137          (3,214)
   Minority interest in Operating Partnership                                         (56,701)      (4,739)(D)         583(D)
                                                                                    ---------    ---------       ---------
   Income before gain on sale of land held for development, preferred dividend
       and discontinued operations                                                    163,129       21,398          (2,631)
   Gain on sale of land held for development, net of minority interest                  3,644           --              --
                                                                                    ---------    ---------       ---------
   Income before preferred dividend and discontinued operations                       166,773       21,398          (2,631)
   Preferred dividend                                                                  (3,412)          --              --
                                                                                    ---------    ---------       ---------
   Income before discontinued operations                                            $ 163,361    $  21,398       $  (2,631)
                                                                                    =========    =========       =========

   Basic earnings per share:                                                        ---------
       Income before discontinued operations                                        $    1.77
                                                                                    =========

       Weighted average number of common shares outstanding                            92,413
                                                                                    =========

   Diluted earnings per share:                                                      ---------
       Income before discontinued operations                                        $    1.74
                                                                                    =========
       Weighted average number of common and common
           equivalent shares outstanding                                               94,026
                                                                                    =========



                                                                                      THE              PRO
                                                                                    OFFERING          FORMA
                                                                                    --------        --------
   Revenue
       Rental:
           Base rent                                                                $      --       $ 772,219
           Recoveries from tenants                                                         --          88,071
           Parking and other                                                               --          37,558
                                                                                    ---------       ---------
               Total rental revenue                                                        --         897,848
       Hotel revenue                                                                       --          20,007
       Development and management services                                                 --           9,440
       Interest and other                                                                  --           4,794
                                                                                    ---------       ---------
               Total revenue                                                               --         932,089
                                                                                    ---------       ---------

   Expenses
       Operating:
           Rental                                                                          --         280,618
           Hotel                                                                           --          13,524
       General and administrative                                                          --          34,589
       Interest                                                                        17,624(E)      228,639
       Depreciation and amortization                                                       --         142,654
       Net derivative losses                                                               --          10,413
       Loss on investments in securities                                                   --           4,297
                                                                                    ---------       ---------
               Total expenses                                                          17,624         714,734
                                                                                    ---------       ---------
   Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating
       Partnership, gain on sale of land held for development,
       preferred dividend and discontinued operations                                 (17,624)        217,355
   Minority interests in property partnerships                                             --           1,903
   Income from unconsolidated joint ventures                                               --           5,871
                                                                                    ---------       ---------
   Income before minority interest in Operating Partnership, gain on sale of land held for development, preferred dividend and discontinued
       operations                                                                     (17,624)        225,129
   Minority interest in Operating Partnership                                           3,195(D)      (57,662)
                                                                                    ---------       ---------
   Income before gain on sale of land held for development,
       preferred dividend and discontinued operations                                 (14,429)        167,467
   Gain on sale of land held for development, net of minority interest                     --           3,644
                                                                                    ---------       ---------
   Income before preferred dividend and discontinued operations                       (14,429)        171,111
   Preferred dividend                                                                      --          (3,412)
                                                                                    ---------       ---------
   Income before discontinued operations                                            $ (14,429)      $ 167,699
                                                                                    =========       =========

   Basic earnings per share:                                                                        ---------
       Income before discontinued operations                                                        $    1.81
                                                                                                    =========

       Weighted average number of common shares outstanding                                            92,413
                                                                                                    =========

   Diluted earnings per share:                                                                      ---------
       Income before discontinued operations                                                        $    1.78
                                                                                                    =========
       Weighted average number of common and common
           equivalent shares outstanding                                                               94,026
                                                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                                                   DISPOSITION OF
                                                                                     YEAR ENDED    ACQUISITION OF   ONE AND TWO
                                                                                     DECEMBER 31,    399 PARK      INDEPENDENCE
                                                                                         2001         AVENUE          SQUARE
                                                                                    -------------  ----------- -----------------
   Revenue
       Rental:
           Base rent                                                                $   843,854    $ 113,466(A)    $(34,145)
           Recoveries from tenants                                                      107,025        1,688           (692)
           Parking and other                                                             51,999           --             --
                                                                                    -----------    ---------       --------
               Total rental revenue                                                   1,002,878      115,154        (34,837)
       Development and management services                                               13,190           --             --
       Interest and other                                                                12,183           --             --
                                                                                    -----------    ---------       --------
               Total revenue                                                          1,028,251      115,154        (34,837)
                                                                                    -----------    ---------       --------

   Expenses
       Operating                                                                        311,371       27,887         (8,334)
       General and administrative                                                        38,312           --             --
       Interest                                                                         223,389       34,723(B)     (21,064)(B)
       Depreciation and amortization                                                    149,348       18,099(C)      (3,776)(C)
       Net derivative losses                                                             26,488           --             --
       Loss on investments in securities                                                  6,500           --             --
                                                                                    -----------    ---------       --------
               Total expenses                                                           755,408       80,709        (33,174)
                                                                                    -----------    ---------       --------
   Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gain on sale of real estate, preferred dividend, discontinued operations
       and cumulative effect of a change in accounting principle                        272,843       34,445         (1,663)
   Minority interests in property partnerships                                            1,085           --             --
   Income from unconsolidated joint ventures                                              4,186           --             --
                                                                                    -----------    ---------       --------
   Income before minority interest in Operating Partnership, gain on sale of real estate, preferred dividend, discontinued operations and cumulative effect
       of a change in accounting principle                                              278,114       34,445         (1,663)
   Minority interest in Operating Partnership                                           (74,832)      (6,465)(D)        312(D)
                                                                                    -----------    ---------       --------
   Income before gain on sale of real estate, preferred dividend, discontinued operations and cumulative effect of a change in accounting
       principle                                                                        203,282       27,980         (1,351)
   Gain on sale of real estate, net of minority interest                                  9,089           --             --
                                                                                    -----------    ---------       --------
   Income before preferred dividend, discontinued operations and cumulative
       effect of a change in accounting principle                                       212,371       27,980         (1,351)
   Preferred dividend                                                                    (6,592)          --             --
                                                                                    -----------    ---------       --------
   Income before discontinued operations and cumulative effect of a change in
       accounting principle                                                         $   205,779    $  27,980       $ (1,351)
                                                                                    ===========    =========       ========

   Basic earnings per share:
       Income before discontinued operations and cumulative effect of a change      -----------
           in accounting principle                                                  $      2.28
                                                                                    ===========

       Weighted average number of common shares outstanding                              90,002
                                                                                    ===========

   Diluted earnings per share:
       Income before discontinued operations and cumulative effect of a change
           in accounting principle                                                  $      2.23
                                                                                    ===========
       Weighted average number of common and common
           equivalent shares outstanding                                                 92,200
                                                                                    ===========

                                                                                        THE              PRO
                                                                                      OFFERING          FORMA

   Revenue
       Rental:
           Base rent                                                                  $     --       $   923,175
           Recoveries from tenants                                                          --           108,021
           Parking and other                                                                --            51,999
                                                                                      --------       -----------
               Total rental revenue                                                         --         1,083,195
       Development and management services                                                  --            13,190
       Interest and other                                                                   --            12,183
                                                                                      --------       -----------
               Total revenue                                                                --         1,108,568
                                                                                      --------       -----------

   Expenses
       Operating                                                                            --           330,924
       General and administrative                                                           --            38,312
       Interest                                                                         23,116 (E)       260,164
       Depreciation and amortization                                                        --           163,671
       Net derivative losses                                                                --            26,488
       Loss on investments in securities                                                    --             6,500
                                                                                      --------       -----------
               Total expenses                                                           23,116           826,059
                                                                                      --------       -----------
   Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gain on sale of real estate, preferred dividend, discontinued operations
       and cumulative effect of a change in accounting principle                       (23,116)          282,509
   Minority interests in property partnerships                                              --             1,085
   Income from unconsolidated joint ventures                                                --             4,186
                                                                                      --------       -----------
   Income before minority interest in Operating Partnership, gain on sale of real estate, preferred dividend, discontinued operations and cumulative effect
       of a change in accounting principle                                             (23,116)          287,780
   Minority interest in Operating Partnership                                            4,339 (D)       (76,646)
                                                                                      --------       -----------
   Income before gain on sale of real estate, preferred dividend, discontinued operations and cumulative effect of a change in accounting
       principle                                                                       (18,777)          211,134
   Gain on sale of real estate, net of minority interest                                    --             9,089
                                                                                      --------       -----------
   Income before preferred dividend, discontinued operations and cumulative
       effect of a change in accounting principle                                      (18,777)          220,223
   Preferred dividend                                                                       --            (6,592)
                                                                                      --------       -----------
   Income before discontinued operations and cumulative effect of a change in
       accounting principle                                                           $(18,777)      $   213,631
                                                                                      ========       ===========

   Basic earnings per share:
       Income before discontinued operations and cumulative effect of a change                       -----------
           in accounting principle                                                                   $      2.37
                                                                                                     ===========

       Weighted average number of common shares outstanding                                               90,002
                                                                                                     ===========

   Diluted earnings per share:
       Income before discontinued operations and cumulative effect of a change
           in accounting principle                                                                   $      2.32
                                                                                                     ===========
       Weighted average number of common and common
           equivalent shares outstanding                                                                  92,200
                                                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                             BOSTON PROPERTIES, INC.
                             NOTES TO THE PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

The Pro Forma Consolidated Statements of Operations reflect the Offering, the historical results of operations of One and Two Independence Square and the historical results of operations as reflected in the Combined Statements of Revenue Over Certain Operating Expenses (the "Statement") of 399 Park Avenue, as adjusted for base rent, interest expense and depreciation and amortization for the year ended December 31, 2001 and the period from January 1, 2002 through September 24, 2002 (unaudited).

(A) Base Rent includes adjustments based on the pro forma acquisition date of January 1, 2001 as follows (dollars in thousands):

                                                    Period from
                                                  January 1, 2002
                                                      through              Year ended
                                                   September 24,           December 31,
                                                        2002                   2001
                                                  -----------------     ----------------
Base Rent per the Statement                                $50,897              $37,035

Pro Forma Base Rent Adjustment  (1)                         33,469               76,431
                                                  -----------------     ----------------
Pro Forma Base Rent                                        $84,366             $113,466
                                                  =================     ================

               (1) Concurrent with the acquisition of 399 Park Avenue, the Company entered into a leasing arrangement with Citibank. The amounts above include an adjustment to base rent to reflect rental income attributed to Citibank's occupied space in the pro forma periods. The straight-line rent adjustment is based on the contractual lease terms entered into by Citibank and the Company at the acquisition date of 399 Park Avenue for Citibank occupied space and is also based on the terms related to space occupied by Citibank through November 2001 and subsequently leased to another tenant. The amount above also includes an adjustment to straight-line rent for pro forma purposes.

(B) Reflects the net increase in interest expense as a result of the unsecured bridge financing obtained in connection with the acquisition of 399 Park Avenue and the repayment of the mortgage financing and a partial repayment of the unsecured bridge financing in conjunction with the disposition of One and Two Independence Square. The unsecured bridge financing totaling $1.0 billion requires payments of interest only at a current variable rate of Eurodollar + 1.45% and matures in September 2003. The debt financing repaid in connection with the disposition of Independence Square One and Two consists of the following: a $75.0 million loan secured by One Independence Square which bears interest at a variable rate of LIBOR + 1.60% (3.42% at September 30, 2002), a $114.1 million loan secured by Two Independence Square which bears interest at an increasing fixed rate with a current fixed rate of 8.50% and an effective interest rate of 8.09% and an approximately $144.9 million pay down of the unsecured bridge loan with the net proceeds from the disposition of One and Two Independence Square.

     The interest rate of 3.27% and 3.33% used in the Pro Forma Consolidated Statements of Operations is equal to the one-month LIBOR rate at September 30, 2002 and December 31, 2001, respectively, plus 145 basis points. The effect on the Pro Forma Consolidated Statements of Operations for a 1/8% change in rates is approximately $2.6 million and $3.5 million for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.

(C) Reflects the pro forma depreciation and amortization expense for 399 Park Avenue offset by the depreciation and amortization expense related to the disposition of One and Two Independence Square. Depreciation for 399 Park Avenue is based on a preliminary allocation of the purchase price to land, building and other assets and is subject to change as additional information is obtained. Depreciation expense is computed over an estimated useful life of 40 years for the building.

                             BOSTON PROPERTIES, INC.
                             NOTES TO THE PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

(D) Reflects an adjustment for the minority interest in the Operating Partnership's share of pro forma income before discontinued operations and the cumulative effect of a change in accounting principle.

(E) Reflects the incremental interest expense on the $750 million unsecured senior notes due 2013 assuming a $740.9 million pay down of the unsecured bridge loan with the net proceeds from the issuance of the notes. The incremental interest expense is the result of the interest rate on the unsecured senior notes of 6.25% as compared to the interest rate on the unsecured bridge loan which bears interest at Eurodollar + 1.45% (3.27% and 3.33% at September 30, 2002 and December 31, 2001, respectively). The adjustment, as detailed below, also includes amortization of the discount on the unsecured senior notes and deferred financing costs for the nine months ended September 30, 2002 and the year ended December 31, 2001, as follows:

                                                                           For the nine        For the year
                                                                           months ended           ended
                                                                           September 30,       December 31,
(amounts in thousands)                                                         2002                2001
                                                                          ----------------    ---------------
Incremental interest (as described above)                                        $ 16,940           $ 22,204
Amortization of debt discount on unsecured senior notes                               196                262
Amortization of deferred financing costs on the unsecured senior
notes                                                                                 488                650
                                                                          ----------------    ---------------
Total                                                                            $ 17,624           $ 23,116
                                                                          ================    ===============